Agreement to Convert Debt into Equity

This Agreement to Convert Debt into Equity (“Agreement”) is made as of August 19, 2010, by and between the cMoney, Inc.a Delaware corporation (the “Company”) and Robert Gandy, an individual (“Robert Gandy” and collectively with the Company, the “Parties”).

WHEREAS, Robert Gandy has  agreed to convert an outstanding debt of $760,700 owed to him by cMoney, Inc,  (the “Debt”), into shares of the Company’s free-trading common stock from the authorized issuance of treasury shares unsubscribed, par value $0.001 per share (the “Common Stock”), at a conversion price .07 per share price.
(the “ Conversion”); The original notes were held by Larry Wilson and acquired from him by Robert Gandy in a private sale transaction for an undisclosed amount.

WHEREAS, this exchange of debt to equity is governed by SEC 1933 Act Rule 144(3)(ii) Conversions and Exchanges: that securities acquired from the issuer solely in exchange for other securities of the same issuer, the new acquired securities shall be deemed to have been acquired at the same time as the securities surrendered for conversion or exchange, even if the securities surrendered were not convertible or exchangeable by their terms. ;

WHEREAS, pursuant to the Conversion, upon the closing of the exchange Robert Gandy will receive 10,867,143 shares of Free-Trading Common Stock (the “Conversion Shares”) based on the amount of the Debt divided by the seven cent (.07), rounded down to the nearest whole share.

NOW THEREFORE, in consideration of the covenants and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Conversion of the Debt into the Shares.  Robert Gandy and the Company hereby agree that, upon the signing of this agreement, the Debt shall be converted into 10,867,143 shares of Common Stock Free-Trading with no restrictive legend pursuant to 144 (3)(ii) as the notes pre-date six months.  No fractional shares will be issued in the Gandy Conversion.  After the Gandy Conversion, the Debt shall no longer be outstanding and extinguished in its entirety.

2.           Representations, Warranties and Covenants by Robert Gandy.  Robert Gandy hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the issuance of the Conversion Shares.

a.           Robert Gandy has the power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

b.           Robert Gandy understands that the Shares are not required to be registered and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that this exchange of debt to equity is governed by SEC 1933 Act Rule 144(3)(ii) Conversions and Exchanges: that securities acquired from the issuer solely in exchange for other securities of the same issuer, the new acquired securities shall be deemed to have been acquired at the same time as the securities surrendered for conversion or exchange, even if the securities surrendered were not convertible or exchangeable by their terms.

c.           Robert Gandy acknowledges that he can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Conversion Shares.

d.           Robert Gandy has carefully reviewed such information as such she deemed necessary to evaluate an investment in the Conversion Shares.  To the full satisfaction of Robert Gandy, he has been furnished all materials that he has requested relating to the Company and the issuance of the Conversion Shares hereunder, and Robert Gandy has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to her.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which Robert Gandy has relied in receiving the Conversion Shares.

e.           Robert Gandy acknowledges that she must assure the Company that the offer and sale of the Conversion Shares to her qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States.  Robert Gandy agrees that she meets the criteria established in the subsections set forth below.

3.           Representations, Warranties and Covenants by the Company.  The Company hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the issuance of the Conversion Shares.

a.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

b.           The Company shall deliver to Robert Gandy through Island Stock Transfer Agent via DWAC free-trading common share stock certificate that represents the Conversion Shares.

4.           Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

5.           Miscellaneous.  This Agreement may be executed in any number of facsimile counterparts, all of which shall be but a single original.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  The Parties shall execute and deliver from time to time hereafter, upon written request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Agreement.

6.           Governing Law.  This Agreement and all actions arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas, or of any other state.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above.
 cMoney, Inc.

By:
Name:  William Watson
Title:  Chief Executive Officer

By:
Name:  Melvin Tekell
Title:  Director

By:
Robert Gandy (Debtor)

Robert Gandy